Exhibit 10.33

[Titan Pharmaceuticals, Inc. Logo]
TITAN PHARMACEUTICALS, INC.
400 Oyster Point Blvd., Suite 505
South San Francisco, CA 94080

October 18, 1999

D.H. Blair Investment Banking Corp.
44 Wall Street
New York, NY 10005

    Re: Titan Pharmaceuticals, Inc. ("Titan")

Gentlemen:

    This will confirm D.H. Blair Investment Banking Corp.'s ("D.H. Blair's") agreement with Titan:

  1.
  The parties hereby amend Section 4(a) of the Warrant Agreements, dated January 18, 1996 and July 31, 1996, by and among Continental Stock Transfer & Trust Company, Titan and D.H. Blair (the "Warrant Agreements") to delete the fifth sentence (beginning "Notwithstanding the foregoing,...") in its entirety.

  2.
  The parties hereby amend line 11 of Section 4(b) of the Warrant Agreements to replace "5%" with "2.7%.

  3.
  The parties hereby amend line 2 of Section 8(b) of the Warrant Agreements to delete the phrase "request Blair to".

  4.
  The parties hereby amend Section 8(c) of the Warrant Agreements to delete clause (iv) and accordingly to renumber clause (v) as clause (iv). The parties further hereby amend line 9 of Section 8(c) of the Warrant Agreements to delete the phrase "of the Secretary or an Assistant Secretary of Blair or".

  5.
  As consideration for the amendments set forth above, Titan and D.H. Blair hereby terminate the Underwriting Agreements, dated January 18, 1996 and July 31, 1996, between Titan and D.H. Blair in all respects except the indemnification and contribution provisions contained in Sections 6 and 7 thereof (which shall survive in accordance with their terms), effective upon execution of this agreement.

  6.
  No party hereto shall make any public announcement (or filing) with respect to this agreement without the other party's consent, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, D.H. Blair acknowledges that this agreement will be filed as an exhibit to Titan's next current report on Form 8-K or quarterly report on Form 10-Q.

    This letter agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures transmitted by facsimile shall be given full effect as original signatures.

    Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the undersigned the enclosed duplicate copy of this letter.

Very truly yours,
TITAN PHARMACEUTICALS, INC.
By:	/s/ LOUIS R. BUCALO
Name: Louis R. Bucalo, M.D. Title: President & CEO
Accepted and Agreed to as of the date first above written:
D.H. BLAIR INVESTMENT BANKING CORP.
By:	/s/ MARTIN A. BELL
Name: Martin A. Bell Title: Vice Chairman
Accepted and Agreed to as of the date first above written:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By:	Name: Title: